Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

The Board of Directors and Shareholders

TranSwitch Corporation:

We consent to the incorporation by reference in the registration statements of TranSwitch Corporation and subsidiaries on Form S-3 (Nos. 333-69005, 333-40897, 333-105332, 333-109102 and 333-109571), Form S-4 No. 333-105330 and Form S-8 (Nos. 333-75800, 333-70344, 333-44032, 333-83187, 33-94234 and 333-89798) of our report dated January 20, 2004, with respect to the consolidated balance sheets of TranSwitch Corporation and subsidiaries as of December 31, 2003 and 2002, and the related consolidated statements of operations, stockholders’ equity and comprehensive income (loss), and cash flows for each of the years in the three-year period ended December 31, 2003, and the related schedule, which report appears in the December 31, 2003 annual report on Form 10-K of TranSwitch Corporation and subsidiaries. Our report refers to the Company’s change in accounting principle for computing depreciation during 2003 and its adoption of Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets, during 2002.

/s/    KPMG LLP

Stamford, Connecticut

March 3, 2004